Exhibit 99.1

Investor Contact:	Media Contact:
Atish Shah, 312.780.5427	Amy Patti, 312.780.5620
atish.shah@hyatt.com	amy.patti@hyatt.com

HYATT REPORTS THIRD QUARTER 2015 RESULTS

CHICAGO (November 3, 2015) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported third quarter 2015 financial results.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "Our RevPAR growth was strong due to greater transient business and increased market share. These positive results drove solid fee growth across our system."

Third quarter 2015 financial results are as follows:

•
Adjusted EBITDA was $172 million in the third quarter of 2015 compared to $179 million in the third quarter of 2014, a decrease of 3.9%. Adjusted EBITDA in the third quarter of 2015 was negatively impacted by $17 million due to net dispositions and $7 million due to net unfavorable currency impacts, compared to the third quarter of 2014.

•
Adjusted for special items, net income attributable to Hyatt was $42 million, or $0.30 per share, during the third quarter of 2015 compared to net income attributable to Hyatt of $30 million, or $0.20 per share, during the third quarter of 2014.

•
Net income attributable to Hyatt was $25 million, or $0.18 per share, during the third quarter of 2015 compared to net income attributable to Hyatt of $32 million, or $0.21 per share, in the third quarter of 2014.

•	Comparable owned and leased hotels RevPAR increased 2.5% (5.9% excluding the effect of currency) in the third quarter of 2015 compared to the third quarter of 2014.

•
Comparable owned and leased hotels operating margins decreased 60 basis points in the third quarter of 2015 compared to the third quarter of 2014. Owned and leased hotels operating margins decreased 100 basis points in the third quarter of 2015 compared to the third quarter of 2014.

•	Comparable systemwide RevPAR increased 1.6% (5.4% excluding the effect of currency) in the third quarter of 2015 compared to the third quarter of 2014.

•
Comparable U.S. full service hotel RevPAR increased 5.2% in the third quarter of 2015 compared to the third quarter of 2014. Comparable U.S. select service hotel RevPAR increased 7.1% in the third quarter of 2015 compared to the third quarter of 2014.

•	Nine hotels were opened during the third quarter of 2015. As of September 30, 2015, the Company's executed contract base consisted of approximately 260 hotels or approximately 56,000 rooms.

•	The Company repurchased 3,735,460 shares of common stock at a weighted average price of $52.11 per share, for an aggregate purchase price of approximately $195 million.

Mr. Hoplamazian continued, "Adjusted EBITDA grew nearly 10% in the third quarter, excluding the impact of foreign exchange and dispositions of hotels last year. This level of growth is a testament to the strength of our business model and reflects strong ongoing performance in our existing hotels and the positive effects of significant net growth in our hotel and rooms base around the world.

"Year-to-date through the third quarter, we added 37 hotels to our system, 28% more than the same period last year, and expect to open approximately 13 more hotels by year-end. Our base of executed contracts for new hotels increased to approximately 260 hotels or 56,000 rooms in the third quarter, reflecting a significant potential increase relative to our existing size. We remain focused on opening new hotels across multiple geographies to expand our differentiated offering in new and attractive markets.

"Our growth profile is expected to yield greater management and franchise fees in the years ahead. Total fees grew nearly 12% year-to-date through the third quarter, or 16% excluding the impact of foreign exchange. We expect this strong fee growth profile to progress as we continue to realize meaningful net hotel and net rooms growth.

"Looking ahead, we expect overall operating performance at our hotels in the U.S. to remain strong, based on continued economic growth and positive group and transient trends."

Owned and Leased Hotels Segment
Total segment Adjusted EBITDA decreased 10.6% in the third quarter of 2015 compared to the same period in 2014.
Owned and leased hotels Adjusted EBITDA decreased 14.4% in the third quarter of 2015 compared to the same period in 2014. Refer to the table on page 18 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to third quarter owned and leased hotels Adjusted EBITDA.
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA increased 10.5% in the third quarter of 2015 compared to the same period in 2014.
Revenue decreased 9.9% in the third quarter of 2015 compared to the same period in 2014. Owned and leased hotels expenses decreased 8.8% in the third quarter of 2015 compared to the same period in 2014.
RevPAR for comparable owned and leased hotels increased 2.5% (5.9% excluding the effect of currency) in the third quarter of 2015 compared to the same period in 2014. Occupancy increased 100 basis points and ADR increased 1.2% (4.6% excluding the effect of currency) compared to the same period in 2014.
Comparable owned and leased hotels revenue increased 1.8% in the third quarter of 2015 compared to the same period in 2014. Excluding expenses related to benefit programs funded through rabbi trusts and non-comparable hotel expenses, expenses increased 2.6% in the third quarter of 2015 compared to the same period in 2014. Refer to the table on page 12 of the schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

Management and Franchise Fees
Total fee revenue increased 9.6% (13.8% excluding the effect of currency) to $103 million in the third quarter of 2015 compared to the same period in 2014. Base management fees increased 4.4% to $47 million in the third quarter of 2015 compared to the same period in 2014. Incentive management fees decreased 8.0% to $23 million in the third quarter of 2015 compared to the same period in 2014, primarily due to unfavorable foreign exchange translation. Franchise fees increased 33.3% to $24 million in the third quarter of 2015 compared to the same period in 2014, primarily due to new hotels and hotels recently converted from managed to franchised. Other fee revenues increased 50.0% to $9 million in the third quarter of 2015 compared to the same period in 2014 as a result of increased amortization of deferred gains from hotels sold subject to long-term management agreements and termination fees.

Americas Management and Franchising Segment
Adjusted EBITDA increased 12.1% in the third quarter of 2015 compared to the same period in 2014.
RevPAR for comparable Americas full service hotels increased 4.0% (5.3% excluding the effect of currency) in the third quarter of 2015 compared to the same period in 2014. Occupancy increased 50 basis points and ADR increased 3.2% (4.5% excluding the effect of currency) compared to the same period in 2014.
Group rooms revenue at comparable U.S. full service hotels increased 1.4% in the third quarter of 2015 compared to the same period in 2014. Group room nights decreased 3.2% and group ADR increased 4.7% in the third quarter of 2015 compared to the same period in 2014.
Transient rooms revenue at comparable U.S. full service hotels increased 9.2% in the third quarter of 2015 compared to the same period in 2014. Transient room nights increased 4.6% and transient ADR increased 4.4% in the third quarter of 2015 compared to the same period in 2014.
RevPAR for comparable Americas select service hotels increased 7.2% in the third quarter of 2015 compared to the same period in 2014. Occupancy increased 170 basis points and ADR increased 5.0% compared to the same period in 2014.
Revenue from management, franchise and other fees increased 6.3% in the third quarter of 2015 compared to the same period in 2014.
The following six hotels were added to the portfolio during the third quarter:

•	Hyatt Place Bloomington / Normal (franchised, 114 rooms)

•	Hyatt Place Buffalo / Amherst (franchised, 137 rooms)

•	Hyatt Place Charleston / Historic District (managed, 191 rooms)

•	Hyatt Place Tegucigalpa, Honduras (franchised, 126 rooms)

•	Hyatt House Atlanta / Downtown (franchised, 150 rooms)

•	Hyatt House Charleston / Historic District (managed, 113 rooms)
One hotel was removed from the portfolio during the third quarter.

Southeast Asia, China, Australia, South Korea and Japan (ASPAC) Management and Franchising Segment
Adjusted EBITDA increased 33.3% in the third quarter of 2015 compared to the same period in 2014.
RevPAR for comparable ASPAC full service hotels decreased 5.6% (increased 3.1% excluding the effect of currency) in the third quarter of 2015 compared to the same period in 2014. Occupancy increased 230 basis points and ADR decreased 8.6% (0.2% excluding the effect of currency) compared to the same period in 2014.
Revenue from management, franchise and other fees decreased 4.5% in the third quarter of 2015 compared to the same period in 2014.
The following two hotels were added to the portfolio during the third quarter:

•	Hyatt Regency Naha, Okinawa, Japan (franchised, 294 rooms)

•	Hyatt Regency Wuhan Optics Valley, China (managed, 330 rooms)

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management Segment
Adjusted EBITDA decreased 22.2% in the third quarter of 2015 compared to the same period in 2014.
RevPAR for comparable EAME/SW Asia full service hotels decreased 7.5% (increased 6.2% excluding the effect of currency) in the third quarter of 2015 compared to the same period in 2014. Occupancy increased 200 basis points and ADR decreased 10.3% (increased 2.9% excluding the effect of currency) compared to the same period in 2014.
Revenue from management and other fees decreased 11.1% in the third quarter of 2015 compared to the same period in 2014, primarily due to the impact from the stronger U.S. dollar and decreased performance at certain properties in the Middle East.
The following hotel was added to the portfolio during the third quarter:

•	Hyatt Place Dubai Baniyas Square, United Arab Emirates (managed, 126 rooms)

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses decreased 29.9% in the third quarter of 2015 compared to the same period in 2014. Adjusted selling, general, and administrative expenses decreased 16.5% in the third quarter of 2015 compared to the same period in 2014, primarily due to the sale of the Company's vacation ownership business and lower stock-based compensation expenses in the quarter. Refer to the table on page 11 of the schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION
Nine hotels were added in the third quarter of 2015, each of which is listed above. The Company added 37 hotels year-to-date through September 30, 2015 and is on pace to open approximately 50 hotels during the 2015 fiscal year.
As of September 30, 2015, the Company had executed management or franchise contracts for approximately 260 hotels (or approximately 56,000 rooms). The executed contracts represent potential entry into several new countries and expansion into new markets or markets in which the Company is under-represented.

SHARE REPURCHASE
During the third quarter of 2015, the Company repurchased 3,735,460 shares of common stock at a weighted average price of $52.11 per share, for an aggregate purchase price of approximately $195 million. From October 1 through October 30, 2015, the Company repurchased 985,308 shares of common stock at a weighted average price of $49.07 per share, for an aggregate purchase price of approximately $48 million. As of October 30, 2015, the Company had approximately $257 million remaining under its share repurchase authorization.

CORPORATE FINANCE / ASSET RECYCLING
During the third quarter, the Company completed the following transactions:

•	Sold an unconsolidated hospitality venture interest which owned one hotel for approximately $3 million. The Company continues to manage the hotel.

BALANCE SHEET / OTHER ITEMS
As of September 30, 2015, the Company reported the following:

•	Total debt of approximately $1.4 billion.

•	Pro rata share of non-recourse unconsolidated hospitality venture debt of approximately $682 million compared with approximately $638 million as of December 31, 2014.

•	Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $569 million, short-term investments of $65 million and restricted cash of $97 million.

•	Undrawn borrowing availability of approximately $1.5 billion under its revolving credit facility.

2015 INFORMATION
The Company is reaffirming the following information for the 2015 fiscal year:

•	Depreciation and amortization expense is expected to be approximately $310 million.

•	Interest expense is expected to be approximately $70 million.

•	The Company expects to open approximately 50 hotels in 2015.
The Company is revising the following information for the 2015 fiscal year:

•	Adjusted selling, general, and administrative expenses are expected to be approximately $305 million (compared to previous expectation of approximately $315 million).

•
Capital expenditures are expected to be approximately $290 million (compared to previous expectation of approximately $320 million), including investments in new properties of approximately $115 million (compared to previous expectation of approximately $150 million).

•
In addition to the capital expenditures described above, the Company intends to continue a strong level of investment spending. Investment spending includes acquisitions, equity investments in joint ventures, debt investments, contract acquisition costs or other investments.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call today, November 3, 2015, at 10:00 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 647.788.4901, passcode #52469697, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on November 3, 2015 through November 4, 2015 at midnight by dialing 404.537.3406, passcode #52469697. Additionally, an archive of the webcast will be available on the Company's website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA
We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	asset impairments;

•	gains on sales of real estate;

•	other income (loss), net;

•	net income attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	provision for income taxes.
We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.
Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.
We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.
Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expenses
Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through rabbi trusts.

Comparable Owned and Leased Hotels Operating Margin
We define Comparable Owned and Leased Hotels Operating Margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income. Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income.

Comparable Hotels
Comparable systemwide hotels represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable systemwide ASPAC full service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable systemwide EAME/SW Asia full service or select service hotels for those properties that we manage within the EAME/SW Asia management segment. Comparable operated hotels is defined the same as Comparable systemwide hotels with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. Non-comparable systemwide hotels or Non-comparable owned and leased hotels represent all hotels that do not meet the respective definition of comparable as defined above.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.
RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage).

In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected adjusted SG&A expense, maintenance and enhancement to existing properties capital expenditures, investments in new properties capital expenditures, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third party owners; the impact of hotel renovations; our ability to successfully execute our common stock repurchase program; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through Internet travel intermediaries; changes in the tastes and preferences of our customers, including the entry of new competitors in the lodging business; relationships with associates and labor unions and changes in labor laws; financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); unforeseen terminations of our management or franchise agreements; changes in federal, state, local or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry and the markets where we operate; cyber risks and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences and vacation ownership properties, including under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Centric™, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™, Hyatt Ziva™, Hyatt Residences® and Hyatt Residence Club® brand names and have locations on six continents. As of September 30, 2015, the Company's worldwide portfolio consisted of 627 properties in 52 countries. For more information, please visit www.hyatt.com.
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Tables to follow

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3. - 4.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended September 30, 2015 and September 30, 2014
5. - 6.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Nine Months Ended September 30, 2015 and September 30, 2014
7.	Segment Financial Summary
8.	Hotel Chain Statistics - Comparable Locations
9.	Hotel Brand Statistics - Comparable Locations
10.	Fee Summary
11.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
12.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
13.	Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Operating Programs
14.	Capital Expenditures and Investment Spending Summary
15. - 16.	Properties and Rooms / Units by Geography
17.	Properties and Rooms / Units by Brand
18.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Adjusted EBITDA - Three Months Ended September 30, 2015

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2015 and September 30, 2014
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES:
Owned and leased hotels	$500	$555	$1,549	$1,695
Management and franchise fees	103	94	320	286
Other revenues	10	24	26	68
Other revenues from managed properties (a)	440	431	1,324	1,287
Total revenues	1,053	1,104	3,219	3,336
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	385	422	1,160	1,267
Depreciation and amortization	78	91	233	269
Other direct costs	8	11	20	29
Selling, general, and administrative	54	77	221	244
Other costs from managed properties (a)	440	431	1,324	1,287
Direct and selling, general, and administrative expenses	965	1,032	2,958	3,096
Net gains (losses) and interest income from marketable securities held to fund operating programs	(15)	(3)	(6)	9
Equity earnings (losses) from unconsolidated hospitality ventures	(17)	6	(46)	22
Interest expense	(17)	(17)	(51)	(54)
Asset impairments	(5)	—	(5)	(7)
Gains on sales of real estate	—	3	9	65
Other income (loss), net	11	2	(3)	(11)
INCOME BEFORE INCOME TAXES	45	63	159	264
PROVISION FOR INCOME TAXES	(20)	(30)	(72)	(100)
NET INCOME	25	33	87	164
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(1)	—	(2)
NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$25	$32	$87	$162

EARNINGS PER SHARE - Basic
Net income	$0.18	$0.22	$0.60	$1.06
Net income attributable to Hyatt Hotels Corporation	$0.18	$0.21	$0.60	$1.05
EARNINGS PER SHARE - Diluted
Net income	$0.18	$0.22	$0.60	$1.06
Net income attributable to Hyatt Hotels Corporation	$0.18	$0.21	$0.60	$1.05

Basic share counts	141.9	152.8	144.5	154.2
Diluted share counts	143.0	153.9	145.7	155.1
(a) The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$172	$179	$551	$582
Equity earnings (losses) from unconsolidated hospitality ventures	(17)	6	(46)	22
Asset impairments	(5)	—	(5)	(7)
Gains on sales of real estate	—	3	9	65
Other income (loss), net	11	2	(3)	(11)
Net income attributable to noncontrolling interests	—	(1)	—	(2)
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(21)	(19)	(63)	(64)
EBITDA	$140	$170	$443	$585
Depreciation and amortization	(78)	(91)	(233)	(269)
Interest expense	(17)	(17)	(51)	(54)
Provision for income taxes	(20)	(30)	(72)	(100)
Net income attributable to Hyatt Hotels Corporation	$25	$32	$87	$162

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended September 30, 2015 and 2014
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended September 30, 2015 and 2014, respectively.
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended September 30,
		2015	2014
Net income attributable to Hyatt Hotels Corporation		$25	$32
Earnings per share		$0.18	$0.21
Special items
Foreign currency translation loss on sale of joint venture (a)	Equity earnings (losses) from unconsolidated hospitality ventures	21	—
Asset impairments (b)	Asset impairments	5	—
Recoveries on hotel loans, net (c)	Other income (loss), net	(8)	—
Gains on sales of real estate (d)	Gains on sales of real estate	—	(3)
Gain on sale of real estate held by unconsolidated hospitality venture (e)	Equity earnings (losses) from unconsolidated hospitality ventures	—	(2)
Gains on sales of residential properties (f)	Equity earnings (losses) from unconsolidated hospitality ventures	—	(2)
Unconsolidated hospitality venture impairment (g)	Equity earnings (losses) from unconsolidated hospitality ventures	—	1
Realignment costs (h)	Other income (loss), net	—	1
Transaction costs (i)	Other income (loss), net	—	2
Total special items - pre-tax		18	(3)
Income tax (provision) benefit for special items	Provision for income taxes	(1)	1
Total special items - after-tax		17	(2)
Special items impact per share		$0.12	$(0.01)
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$42	$30
Earnings per share, adjusted for special items		$0.30	$0.20
(a) Foreign currency translation loss on sale of joint venture - During the third quarter of 2015, we recorded a $21 million loss related to the sale of an entity that held an interest in one of our foreign currency denominated unconsolidated hospitality ventures, a majority of which resulted from the release of the related accumulated currency translation loss.
(b) Asset impairments - In conjunction with our regular assessment of impairment indicators, we identified property and equipment whose carrying value exceeded its fair value, and as a result, we recorded $5 million of impairment charges during the third quarter of 2015.
(c) Recoveries on hotel loans, net - During the third quarter of 2015, we recorded an $8 million net recovery related to the settlement of our secured financing receivables.
(d) Gains on sales of real estate - The three months ended September 30, 2014 includes an incremental $3 million gain on the first quarter 2014 sale of nine select service properties and one full service property as a result of post closing adjustments, which will remain Hyatt-branded hotels for a minimum of 25 years under long-term agreements.
(e) Gain on sale of real estate held by unconsolidated hospitality venture - During the three months ended September 30, 2014, a joint venture in which we held an ownership interest sold Hyatt Place Coconut Point to a third party, for which we recognized a gain of $2 million.
(f) Gains on sales of residential properties - During the third quarter of 2014, we recognized a gain of $2 million in connection with the sale of residential properties at one of our joint ventures.

(g) Unconsolidated hospitality venture impairment - During the three months ended September 30, 2014, we recorded a $1 million impairment charge related to a hospitality venture.
(h) Realignment costs - Represents separation, recruiting and relocation costs incurred associated with the realignment of key management positions.
(i) Transaction costs - During the three months ended September 30, 2014, we incurred $2 million in transaction costs to acquire Park Hyatt New York hotel and related to the sale of Hyatt Residential Group.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Nine Months Ended September 30, 2015 and 2014
The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the nine months ended September 30, 2015 and 2014, respectively.
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Nine Months Ended September 30,
		2015	2014
Net income attributable to Hyatt Hotels Corporation		$87	$162
Earnings per share		$0.60	$1.05
Special items
Foreign currency translation loss on sale of joint venture (a)	Equity earnings (losses) from unconsolidated hospitality ventures	21	—
Asset impairments (b)	Asset impairments	5	7
Gains on sales of residential properties (c)	Equity earnings (losses) from unconsolidated hospitality ventures	(1)	(2)
Recoveries on hotel loans, net (d)	Other income (loss), net	(6)	—
Gains on sales of real estate (e)	Gains on sales of real estate	(9)	(65)
Gains on sales of real estate held by unconsolidated hospitality ventures (f)	Equity earnings (losses) from unconsolidated hospitality ventures	—	(22)
Gain on sale of cost method investment (g)	Other income (loss), net	—	(1)
Unconsolidated hospitality ventures impairments (h)	Equity earnings (losses) from unconsolidated hospitality ventures	—	3
Transaction costs (i)	Other income (loss), net	—	5
Realignment costs (j)	Other income (loss), net	—	7
Total special items - pre-tax		10	(68)
Income tax (provision) benefit for special items	Provision for income taxes	3	28
Total special items - after-tax		13	(40)
Special items impact per share		$0.09	$(0.26)
Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$100	$122
Earnings per share, adjusted for special items		$0.69	$0.79
(a) Foreign currency translation loss on sale of joint venture - During the nine months ended September 30, 2015, we recorded a $21 million loss related to the sale of an entity that held an interest in one of our foreign currency denominated unconsolidated hospitality ventures, a majority of which resulted from the release of the related accumulated currency translation loss.
(b) Asset impairments - In conjunction with our regular assessment of impairment indicators, we identified property and equipment whose carrying value exceeded its fair value, and as a result, we recorded $5 million and $7 million of impairment charges during the nine months ended September 30, 2015 and September 30, 2014, respectively.
(c) Gains on sales of residential properties - During the nine months ended September 30, 2015 and September 30, 2014, we recognized gains of $1 million and $2 million, respectively, in connection with the sales of residential properties at one of our joint ventures.
(d) Recoveries on hotel loans, net - During the third quarter of 2015, we recorded an $8 million net recovery related to the settlement of our secured financing receivables.
During the nine months ended September 30, 2015, we recorded a $2 million provision related to pre-opening loans based on our assessment of collectability.
(e) Gains on sales of real estate - During the nine months ended September 30, 2015, we recorded an $8 million gain on the sale of Hyatt Regency Indianapolis, which was sold subject to a franchise agreement and a $1 million gain on the sale of a Hyatt House hotel. The nine months ended September 30, 2014 includes gains on the sales of nine select service properties and one full service property, which will remain Hyatt-branded hotels for a minimum of 25 years under long-term agreements.

(f) Gains on sales of real estate held by unconsolidated hospitality ventures - During the nine months ended September 30, 2014, two joint ventures in which we held an ownership interest sold Hyatt Place Austin Downtown and Hyatt Place Coconut Point to third parties, for which we recognized gains of $20 million and $2 million, respectively.
(g) Gain on sale of cost method investment - During the nine months ended September 30, 2014, we sold our interest in a joint venture classified as a cost method investment and recorded a $1 million gain on sale.
(h) Unconsolidated hospitality ventures impairments - During the nine months ended September 30, 2014, we recorded $3 million of impairment charges related to hospitality ventures.
(i) Transaction costs - During the nine months ended September 30, 2014, we incurred $5 million in transaction costs related to the sale of Hyatt Residential Group and to acquire Park Hyatt New York hotel.
(j) Realignment costs - Represents separation, recruiting and relocation costs incurred associated with the realignment of key management positions.

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Revenue
Owned and leased hotels	$500	$555	$(55)	(9.9)%	$1,549	$1,695	$(146)	(8.6)%
Management and franchising
Americas	85	80	5	6.3%	269	247	22	8.9%
ASPAC	21	22	(1)	(4.5)%	65	63	2	3.2%
EAME/SW Asia	16	18	(2)	(11.1)%	49	55	(6)	(10.9)%
Total management and franchising	122	120	2	1.7%	383	365	18	4.9%
Corporate and other	10	24	(14)	(58.3)%	29	68	(39)	(57.4)%
Other revenues from managed properties	440	431	9	2.1%	1,324	1,287	37	2.9%
Eliminations	(19)	(26)	7	26.9%	(66)	(79)	13	16.5%
Total revenues	$1,053	$1,104	$(51)	(4.6)%	$3,219	$3,336	$(117)	(3.5)%

Adjusted EBITDA
Owned and leased hotels	$89	$104	$(15)	(14.4)%	$311	$341	$(30)	(8.8)%
Pro rata share of unconsolidated hospitality ventures	21	19	2	10.5%	63	64	(1)	(1.6)%
Total owned and leased hotels	110	123	(13)	(10.6)%	374	405	(31)	(7.7)%
Americas management and franchising	74	66	8	12.1%	224	201	23	11.4%
ASPAC management and franchising	12	9	3	33.3%	35	31	4	12.9%
EAME/SW Asia management	7	9	(2)	(22.2)%	22	30	(8)	(26.7)%
Corporate and other	(31)	(28)	(3)	(10.7)%	(104)	(85)	(19)	(22.4)%
Adjusted EBITDA	$172	$179	$(7)	(3.9)%	$551	$582	$(31)	(5.3)%

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Locations

	Three Months Ended September 30,					Nine Months Ended September 30,
	2015	2014	Change		Change (in constant $)	2015	2014	Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)

Comparable owned and leased hotels (38)
ADR	$213.15	$210.58	1.2%		4.6%	$216.04	$213.13	1.4%		4.5%
Occupancy	78.4%	77.4%	1.0%	pts		77.7%	76.8%	0.9%	pts
RevPAR	$167.20	$163.07	2.5%		5.9%	$167.91	$163.71	2.6%		5.7%

Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service hotels (144)
ADR	$192.15	$186.19	3.2%		4.5%	$194.63	$186.33	4.5%		5.5%
Occupancy	79.0%	78.5%	0.5%	pts		77.1%	76.0%	1.1%	pts
RevPAR	$151.88	$146.10	4.0%		5.3%	$149.99	$141.66	5.9%		6.9%

Select service hotels (246)
ADR	$129.70	$123.52	5.0%		5.0%	$129.07	$121.01	6.7%		6.7%
Occupancy	81.9%	80.2%	1.7%	pts		78.9%	77.9%	1.0%	pts
RevPAR	$106.24	$99.11	7.2%		7.2%	$101.84	$94.23	8.1%		8.1%

ASPAC
Full service hotels (54)
ADR	$205.23	$224.58	(8.6)%		(0.2)%	$213.80	$228.83	(6.6)%		0.2%
Occupancy	72.3%	70.0%	2.3%	pts		69.7%	67.3%	2.4%	pts
RevPAR	$148.36	$157.16	(5.6)%		3.1%	$149.01	$154.02	(3.3)%		3.8%

EAME/SW Asia
Full service hotels (56)
ADR	$206.60	$230.41	(10.3)%		2.9%	$208.33	$234.51	(11.2)%		0.8%
Occupancy	65.6%	63.6%	2.0%	pts		65.8%	64.7%	1.1%	pts
RevPAR	$135.59	$146.59	(7.5)%		6.2%	$137.07	$151.79	(9.7)%		2.4%

Comparable systemwide hotels (502) (b)
ADR	$179.29	$179.42	(0.1)%		3.7%	$181.91	$179.99	1.1%		4.4%
Occupancy	77.2%	76.0%	1.2%	pts		75.2%	73.9%	1.3%	pts
RevPAR	$138.46	$136.33	1.6%		5.4%	$136.71	$133.04	2.8%		6.1%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Comparable systemwide hotels include two select service hotels in EAME/SW Asia, which are not included in the EAME/SW Asia full service hotels statistics.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable Locations

	Three Months Ended September 30,					Nine Months Ended September 30,
	2015	2014	Change		Change (in constant $)	2015	2014	Change		Change (in constant $)

Managed and franchised hotels (# hotels; includes owned and leased hotels)

Park Hyatt (30)
ADR	$296.75	$322.18	(7.9)%		3.3%	$312.68	$337.18	(7.3)%		2.3%
Occupancy	69.7%	67.7%	2.0%	pts		68.8%	67.4%	1.4%	pts
RevPAR	$206.97	$218.19	(5.1)%		6.4%	$215.11	$227.37	(5.4)%		4.4%

Andaz (10)
ADR	$316.88	$306.88	3.3%		5.9%	$324.55	$311.82	4.1%		6.8%
Occupancy	79.4%	80.4%	(1.0)%	pts		79.1%	76.4%	2.7%	pts
RevPAR	$251.72	$246.64	2.1%		4.6%	$256.65	$238.20	7.7%		10.6%

Grand Hyatt (39)
ADR	$230.82	$241.87	(4.6)%		1.6%	$234.30	$243.04	(3.6)%		1.2%
Occupancy	76.3%	74.8%	1.5%	pts		75.7%	74.5%	1.2%	pts
RevPAR	$176.08	$180.82	(2.6)%		3.6%	$177.42	$181.17	(2.1)%		2.8%

Hyatt (35)
ADR	$197.06	$192.02	2.6%		4.2%	$192.32	$186.81	2.9%		4.6%
Occupancy	79.6%	78.6%	1.0%	pts		76.8%	74.6%	2.2%	pts
RevPAR	$156.94	$150.83	4.1%		5.6%	$147.75	$139.42	6.0%		7.7%

Hyatt Regency (140)
ADR	$173.15	$172.10	0.6%		3.9%	$176.04	$172.75	1.9%		4.9%
Occupancy	75.6%	74.6%	1.0%	pts		73.4%	72.3%	1.1%	pts
RevPAR	$130.89	$128.43	1.9%		5.3%	$129.27	$124.83	3.6%		6.6%

Hyatt Place (190)
ADR	$124.45	$119.36	4.3%		4.3%	$124.46	$117.11	6.3%		6.3%
Occupancy	80.5%	78.8%	1.7%	pts		78.0%	76.7%	1.3%	pts
RevPAR	$100.17	$94.05	6.5%		6.6%	$97.06	$89.79	8.1%		8.1%

Hyatt House (58)
ADR	$144.29	$134.97	6.9%		6.9%	$142.10	$131.92	7.7%		7.7%
Occupancy	85.6%	84.1%	1.5%	pts		81.1%	80.9%	0.2%	pts
RevPAR	$123.53	$113.46	8.9%		8.9%	$115.20	$106.68	8.0%		8.0%

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Fees
Base management fees	$47	$45	$2	4.4%	$140	$134	$6	4.5%
Incentive management fees	23	25	(2)	(8.0)%	83	80	3	3.8%
Franchise fees	24	18	6	33.3%	67	49	18	36.7%
Other fee revenues (a)	9	6	3	50.0%	30	23	7	30.4%
Total fees	$103	$94	$9	9.6%	$320	$286	$34	11.9%

(a) Total other fee revenues includes deferred gains, resulting from the sales of hotels subject to long-term management agreements, of $5 million and $3 million for the three months ended September 30, 2015 and September 30, 2014, respectively and $16 million and $8 million for the nine months ended September 30, 2015 and September 30, 2014, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
Results of operations as presented on the condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$66	$79	$(13)	(16.5)%	$226	$238	$(12)	(5.0)%
Rabbi trust impact	(12)	(2)	(10)	(500.0)%	(5)	6	(11)	(183.3)%
Selling, general, and administrative expenses	$54	$77	$(23)	(29.9)%	$221	$244	$(23)	(9.4)%

(a) Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Americas management and franchising	$12	$15	$(3)	(20.0)%	$45	$46	$(1)	(2.2)%
ASPAC management and franchising	10	14	(4)	(28.6)%	30	32	(2)	(6.3)%
EAME/SW Asia management	8	8	—	—%	27	25	2	8.0%
Owned and leased hotels	4	3	1	33.3%	11	11	—	—%
Corporate and other (b)	32	39	(7)	(17.9)%	113	124	(11)	(8.9)%
Adjusted selling, general, and administrative expenses	$66	$79	$(13)	(16.5)%	$226	$238	$(12)	(5.0)%

(b) Corporate and other includes vacation ownership expenses of $8 million and $24 million the three and nine months ended September 30, 2014, respectively.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$463	$455	$8	1.8%	$1,445	$1,411	$34	2.4%
Non-comparable owned and leased hotels	37	100	(63)	(63.0)%	104	284	(180)	(63.4)%
Owned and leased hotels revenues	$500	$555	$(55)	(9.9)%	$1,549	$1,695	$(146)	(8.6)%

Expenses
Comparable owned and leased hotels	$359	$350	$9	2.6%	$1,078	$1,059	$19	1.8%
Non-comparable owned and leased hotels	29	73	(44)	(60.3)%	84	206	(122)	(59.2)%
Rabbi trust	(3)	(1)	(2)	(200.0)%	(2)	2	(4)	(200.0)%
Owned and leased hotels expenses	$385	$422	$(37)	(8.8)%	$1,160	$1,267	$(107)	(8.4)%

Owned and leased hotels operating margin percentage	23.0%	24.0%		(1.0)%	25.1%	25.3%		(0.2)%

Comparable owned and leased hotels operating margin percentage	22.5%	23.1%		(0.6)%	25.4%	24.9%		0.5%

Hyatt Hotels Corporation
Net Gains (Losses) and Interest Income From Marketable Securities Held to Fund Operating Programs
The table below provides a reconciliation of net gains (losses) and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our condensed consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and to selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains or losses on securities held to fund our Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotels revenues. The table below shows the amounts recorded to the respective offsetting account.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change ($)	Change (%)	2015	2014	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$(12)	$(2)	$(10)	(500.0)%	$(5)	$6	$(11)	(183.3)%
Rabbi trust impact allocated to owned and leased hotels expense	(3)	(1)	(2)	(200.0)%	(2)	2	(4)	(200.0)%
Net gains (losses) and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenues	—	—	—	—%	1	1	—	—%
Net gains (losses) and interest income from marketable securities held to fund operating programs	$(15)	$(3)	$(12)	(400.0)%	$(6)	$9	$(15)	(166.7)%

Hyatt Hotels Corporation
Capital Expenditures and Investment Spending Summary
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Capital Expenditures
Maintenance	$27	$26	$81	$64
Enhancements to existing properties	15	16	35	48
Investment in new properties	21	15	69	56
Total	$63	$57	$185	$168

	Three Months Ended September 30,		Nine Months Ended September 30,
Investment Spending	2015	2014	2015	2014
Acquisitions, net of cash acquired	$—	$391	$—	$582
Investments (equity, debt and other)	12	45	62	128
Total	$12	$436	$62	$710

Hyatt Hotels Corporation
Properties and Rooms / Units by Geography

Owned and leased hotels (a)

	September 30, 2015		June 30, 2015		December 31, 2014		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Full service hotels
United States	26	15,415	26	15,415	27	15,914	—	—	(1)	(499)
Other Americas	2	1,112	2	1,112	2	1,112	—	—	—	—
ASPAC	1	601	1	601	1	601	—	—	—	—
EAME/SW Asia	10	2,253	10	2,253	10	2,256	—	—	—	(3)
Select service hotels
United States	1	171	1	171	2	329	—	—	(1)	(158)
EAME/SW Asia	1	330	1	330	1	330	—	—	—	—
Total owned and leased hotels	41	19,882	41	19,882	43	20,542	—	—	(2)	(660)

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Properties and Rooms / Units by Geography

Managed and franchised hotels (includes owned and leased hotels)

	September 30, 2015		June 30, 2015		December 31, 2014		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Americas
Full service hotels
United States managed	101	55,079	101	55,072	102	55,617	—	7	(1)	(538)
Other Americas managed	16	5,977	16	5,974	15	5,660	—	3	1	317
United States franchised	36	11,169	37	11,278	34	10,416	(1)	(109)	2	753
Other Americas franchised	1	44	1	44	—	—	—	—	1	44
Subtotal	154	72,269	155	72,368	151	71,693	(1)	(99)	3	576

Select service hotels
United States managed	51	7,097	49	6,793	51	7,102	2	304	—	(5)
Other Americas managed	7	1,038	7	1,038	6	893	—	—	1	145
United States franchised	230	31,207	227	30,787	212	28,573	3	420	18	2,634
Other Americas franchised	1	126	—	—	—	—	1	126	1	126
Subtotal	289	39,468	283	38,618	269	36,568	6	850	20	2,900

ASPAC
Full service hotels
ASPAC managed	66	24,163	65	23,850	64	23,954	1	313	2	209
ASPAC franchised	3	1,282	2	988	2	988	1	294	1	294
Subtotal	69	25,445	67	24,838	66	24,942	2	607	3	503

Select service hotels
ASPAC managed	1	144	1	144	1	144	—	—	—	—
Subtotal	1	144	1	144	1	144	—	—	—	—

EAME/SW Asia
Full service hotels
EAME managed	37	9,507	37	9,507	35	9,147	—	—	2	360
SW Asia managed	30	8,508	30	8,645	28	7,685	—	(137)	2	823
Subtotal	67	18,015	67	18,152	63	16,832	—	(137)	4	1,183

Select service hotels
EAME managed	4	669	4	665	2	425	—	4	2	244
SW Asia managed	5	744	4	618	3	501	1	126	2	243
Subtotal	9	1,413	8	1,283	5	926	1	130	4	487

Total managed and franchised hotels	589	156,754	581	155,403	555	151,105	8	1,351	34	5,649

All Inclusive	5	1,854	5	1,881	5	1,881	—	(27)	—	(27)
Vacation ownership	16	1,038	16	1,038	16	1,094	—	—	—	(56)
Residential	17	2,150	16	1,883	11	1,185	1	267	6	965

Total properties and rooms/units	627	161,796	618	160,205	587	155,265	9	1,591	40	6,531

Hyatt Hotels Corporation
Properties and Rooms / Units by Brand

	September 30, 2015		June 30, 2015		December 31, 2014		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	36	7,001	36	7,000	34	6,725	—	1	2	276
Andaz	12	2,440	12	2,435	12	2,433	—	5	—	7
Hyatt	41	9,003	42	9,249	41	9,205	(1)	(246)	—	(202)
Grand Hyatt	44	24,274	44	24,293	43	23,974	—	(19)	1	300
Hyatt Centric	2	362	2	362	—	—	—	—	2	362
Hyatt Regency	155	72,649	153	72,019	150	71,130	2	630	5	1,519
Hyatt Place	235	32,022	230	31,305	216	29,357	5	717	19	2,665
Hyatt House	64	9,003	62	8,740	59	8,281	2	263	5	722
Hyatt Ziva	3	1,313	3	1,340	3	1,340	—	(27)	—	(27)
Hyatt Zilara	2	541	2	541	2	541	—	—	—	—
Vacation Ownership and Residential	33	3,188	32	2,921	27	2,279	1	267	6	909
Total	627	161,796	618	160,205	587	155,265	9	1,591	40	6,531

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Adjusted EBITDA (a)
For the Three Months Ended September 30, 2015
($ in millions)

	Rooms	Transaction / Opening Date	3Q15 Adjusted EBITDA Impact

Dispositions

Park Hyatt Washington	216	4Q14
Hyatt Regency Vancouver	644	4Q14
Park Hyatt Toronto	347	4Q14
38 Select Service Hotels	4,950	4Q14
5 Select Service Hotels	631	4Q14
Hyatt Regency Indianapolis	499	1Q15
Hyatt House Sacramento / Rancho Cordova	158	2Q15

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Adjusted EBITDA			$(24)

Acquisitions or Openings

Park Hyatt New York	210	3Q14
Hyatt Regency Lost Pines Resort and Spa	491	4Q14

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Adjusted EBITDA			$10

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Hotels Adjusted EBITDA			$(14)

(a) Excludes pro rata share of unconsolidated hospitality ventures.